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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Vical Incorporated
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VICAL INCORPORATED
9373 Towne Centre Drive, Suite 100
San Diego, CA 92121
(858) 646-1100

May 3, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Vical Incorporated which will be held on Friday, May 24, 2002, at 9:00 a.m. Pacific Time, at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

        Your vote is important. Most stockholders have a choice of voting on the Internet, by telephone or by mail, by using a traditional proxy card or by attending the Annual Meeting of Stockholders. Please refer to the proxy card or other voting instructions included with these proxy materials to see what voting methods are available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

        A copy of the Company's Annual Report to Stockholders is also enclosed.

        The Board of Directors and Management look forward to seeing you at the meeting.

Sincerely yours,

/s/ VIJAY B. SAMANT
Vijay B. Samant President and Chief Executive Officer

VICAL INCORPORATED

Notice of Annual Meeting of Stockholders
to be held May 24, 2002

To the Stockholders of Vical Incorporated:

        The Annual Meeting of Stockholders of Vical Incorporated, a Delaware corporation (the "Company") will be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, on Friday, May 24, 2002, at 9:00 a.m. Pacific Time, for the following purposes:

  1.
  To elect two Class I directors;

  2.
  To consider and vote upon a proposal to amend the Company's Stock Incentive Plan; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

        Stockholders of record as of the close of business on March 29, 2002, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at our offices, 9373 Towne Centre Drive, Suite 100, San Diego, for ten days before the meeting.

        IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. PLEASE VOTE PROMPTLY IN ACCORDANCE WITH YOUR VOTING INSTRUCTIONS. EVEN IF YOU PLAN TO ATTEND THE MEETING, VOTING PROMPTLY WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors
/s/ MARTHA J. DEMSKI
Martha J. Demski Vice President, Chief Financial Officer, Secretary and Treasurer
San Diego, California May 3, 2002

VICAL INCORPORATED

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

        This Proxy Statement is furnished in connection with the solicitation by and on behalf of our Board of Directors of proxies in the accompanying form to be used at the annual meeting of our stockholders to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, on Friday, May 24, 2002, at 9:00 a.m. Pacific Time and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with our corporate Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement and FOR approval of Proposal 2 described in the Notice of Annual Meeting and in this Proxy Statement.

        Stockholders of record at the close of business on March 29, 2002, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, we had 20,073,844 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

        Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

        We will bear the expense of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our Common Stock. We have retained InvestorCom, Inc. to assist in the solicitation of proxies at a cost of approximately $3,000, plus reimbursement of expenses.

        Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting Vical Incorporated, Investor Relations, 9373 Towne Centre Drive, Suite 100, San Diego, California, 92121-3088; (858) 646-1127. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 17, 2002.

        This Proxy Statement and the accompanying form of proxy are being mailed on or about May 3, 2002, to all stockholders entitled to vote at the meeting.

IMPORTANT

        Please vote in accordance with your voting instructions at your earliest convenience so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

        We have three classes of directors serving staggered three-year terms. Class II and Class III consist of three directors each and Class I consists of two directors. Two Class I directors are to be elected at the Annual Meeting to serve until the 2005 Annual Meeting and until their respective successors shall have been elected and qualified or until such directors' earlier resignation, removal from office, death or incapacity. The terms of the Class II and Class III directors expire in 2003 and 2004, respectively. Currently one Class II and one Class III directors' seats are vacant and these seats will remain vacant following the Annual Meeting as the Nominating Committee has not yet identified suitable candidates for these seats. Shares represented by the enclosed proxy cannot be voted for a greater number of persons than the number of nominees named.

        Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Vijay B. Samant and Robert C. Merton, Ph.D. Mr. Samant is currently a member of our Board of Directors and Dr. Merton was appointed to the Board on March 1, 2002. Each of the nominees has been nominated as a Class I director by our Board of Directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the other nominees and such other nominee as the Board of Directors may select. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

        There are no family relationships among our executive officers or directors.

        Set forth below is information regarding the nominees for Class I directors and the continuing directors of Class II and Class III.

Class I

        Vijay B. Samant, age 49, has been our President and Chief Executive Officer and one of our directors since November 2000. Prior to joining us, Mr. Samant held various positions at Merck & Co., Inc. from 1977 to 2000. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. From 1977 to 1990, Mr. Samant held a variety of positions of increasing responsibility in manufacturing, process engineering, production planning and control, business development and loss prevention in several Merck operating divisions. Mr. Samant holds a bachelor's degree in Chemical Engineering from the University of Bombay, India, a master's degree in Chemical Engineering from Columbia University and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology. Mr. Samant also serves on the Project Management Subcommittee of the International AIDS Vaccine Initiative.

        Robert C. Merton, Ph.D., age 57, has been one of our directors since March 2002. Dr. Merton has been a professor at the Harvard Business School since 1988, and is currently the John and Natty McArthur University Professor. Prior to his positions at Harvard, he served on the finance faculty of Massachusetts Institute of Technology's Sloan School of Management from 1970 until 1988. He co-

founded, and is a retired principal of, Long-Term Capital Management. Dr. Merton received the Alfred Nobel Memorial Prize in Economic Sciences in 1997 for a new method to determine the value of derivatives. He, along with Myron Scholes and the late Fischer Black, invented the Black-Scholes option pricing model that forever altered the world of finance. Dr. Merton is past President of the American Finance Association and a member of the National Academy of Sciences. Dr. Merton is a director of a privately-held company and serves on advisory boards of several companies and institutions. He has received numerous academic awards and has lectured widely. Dr. Merton holds a B.S. in Engineering Mathematics from Columbia University, an M.S. in Applied Mathematics from the California Institute of Technology, and a Ph.D. in Economics from the Massachusetts Institute of Technology. In addition, Dr. Merton holds numerous honorary degrees.

Class II

        R. Gordon Douglas, M.D., age 67, is Chairman of our Board of Directors and has been one of our directors since May 1999. Dr. Douglas is currently Director of Strategic Planning at the National Institutes of Health, Dale and Betty Bumpers Vaccine Research Center, and serves on the board of directors of the International AIDS Vaccine Initiative. Dr. Douglas retired in April 1999 from Merck & Co., Inc., where he had been President of Merck Vaccines since 1991, and a member of the Merck Management Committee. Prior to joining Merck in 1989, Dr. Douglas was a physician and academician. His teaching and administrative affiliations included Baylor College of Medicine, University of Rochester School of Medicine, and Cornell University Medical College. His medical practice included affiliations with The New York Hospital, Memorial Sloan-Kettering Cancer Center, The Rockefeller University Hospital and North Shore University Hospital. He has served as a visiting professor at a number of medical schools and as a consultant to several pharmaceutical and biomedical companies. Dr. Douglas is a graduate of Princeton University and Cornell University Medical College. He received his medical staff training at The New York Hospital and Johns Hopkins Hospital and is Board Certified in Internal Medicine. He is a member of the Institute of Medicine, the Association of American Physicians, the Infectious Diseases Society of America and numerous other organizations.

        M. Blake Ingle, Ph.D., age 59, has been one of our directors since June 1996. Dr. Ingle is a partner in Inglewood Ventures. From 1993 to 1996 Dr. Ingle was Chief Executive Officer of Canji Inc., a privately held gene therapy company acquired by Schering Plough in 1996, and he served from 1995 to 1996 as Acting Chief Executive Officer of Telios Pharmaceuticals, Inc., subsequently acquired by Integra Life Sciences. Dr. Ingle previously worked with Bayer. From 1980 to 1993, Dr. Ingle held a variety of positions with IMCERA Group, Inc., subsequently Mallinckrodt, Inc., including Chief Scientific Officer, Chief Financial Officer and President of its Pittman Moore division and most recently as President and Chief Executive Officer of IMCERA Group, Inc. Dr. Ingle also serves as a member of the Board of Directors of Corvas International, Inc., Inex Pharmaceuticals, NewBiotics, Inc., GeneFormatics, Inc. and ATI Medical, Inc. He received his B.S. degree from Fort Lewis College and his M.S. and Ph.D. from Colorado State University.

Class III

        Patrick F. Latterell, age 43, has been one of our directors since February 1992. He has been a General Partner with Venrock Associates since 1989. As of 2001, Mr. Latterell is also a General Partner of Latterell Venture Partners. From 1985 to 1989, he was a General Partner at Rothschild Ventures Inc., ("Rothschild"), where he was responsible for Rothschild's healthcare ventures. Prior to joining Rothschild, Mr. Latterell was Manager of Corporate Development with Syntex Corporation from 1983 through 1985. Mr. Latterell currently serves as a director of Oratec Interventions Inc. and several privately held biomedical companies. He received S.B. degrees in Biological Sciences and Economics from the Massachusetts Institute of Technology and an M.B.A. from the Stanford University Graduate School of Business.

        Gary A. Lyons, age 51, has been one of our directors since March 1997. He has been President, Chief Executive Officer and Director of Neurocrine Biosciences, Inc. since 1993 and serves as a Director of IntraBiotics Pharmaceuticals, Inc. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. From 1973 to 1983, Mr. Lyons worked with American Critical Care, serving as Director of Sales from 1980 to 1983. Mr. Lyons holds a B.A. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University, JL Kellogg Graduate School of Management.

        The Board of Directors recommends a vote FOR election of the nominees for Class I Director set forth above.

Board Meetings and Committees

        The Board of Directors held five meetings during the year ended December 31, 2001. During 2001, we had standing compensation, stock plan, audit and nominating committees.

        The Compensation Committee consists of Dr. Ingle, Mr. Latterell and Mr. Lyons. The Compensation Committee held two meetings during 2001. The Compensation Committee assists in the implementation of, and provides recommendations with respect to, general and specific compensation policies and practices of Vical Incorporated.

        The Stock Plan Committee consists of Dr. Ingle, Mr. Latterell and Mr. Lyons. The Stock Plan Committee held two meetings during 2001. The Stock Plan Committee assists in the administration of, and grants options under, the Stock Incentive Plan of Vical Incorporated (the "Stock Incentive Plan"), and administers the 1992 Directors' Stock Option Plan of Vical Incorporated (the "1992 Directors' Stock Plan").

        During 2001, the Audit Committee consisted of Dr. Douglas, Mr. Young and, until his death, Mr. Dale Smith. Mr. Young resigned from our Board of Directors and Audit Committee on February 28, 2002, and the Audit Committee currently consists of Dr. Douglas, Dr. Merton and Dr. Ingle. The Audit Committee held four meetings during 2001. The Audit Committee reviews the scope of the annual audit, monitors the independent auditor's relationship with us, advises and assists our Board of Directors in evaluating the auditor's examination, supervises our financial and accounting organization and financial reporting, and, at the discretion of the Audit Committee, nominates for stockholder ratification at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit our financial records for the fiscal year for which it is appointed.

        During 2001 the Nominating Committee consisted of Dr. Douglas and Mr. Young. In December 2001, Mr. Samant was elected to serve on the Nominating Committee. Mr. Samant resigned from, and Mr. Lyons was elected to, the Nominating Committee on March 1, 2002. The Nominating Committee

held one meeting during 2001. The Nominating Committee selects and nominates individuals to fill vacancies in our Board of Directors. The Nominating Committee will not consider nominees recommended by our security holders.

Directors' Compensation

        Non-employee directors receive an annual fee of $10,000 for service on the Board of Directors and an additional annual fee of $4,000 for service on one or more committees of the Board of Directors. Dr. Douglas receives $15,000 (in lieu of the $10,000 annual fee which the other non-employee directors receive) for serving as Chairman of the Board of Directors. Additionally, he received an option to purchase 10,000 shares of common stock upon becoming Chairman. This option vests 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. All fees are paid on or about February 15 following the year during which services were rendered. Directors are reimbursed for their expenses for each meeting attended. Under the 1992 Directors' Stock Plan, options to purchase a total of 202,500 shares of Common Stock were granted to non-employee directors. Under the Stock Incentive Plan, as amended, each new non-employee director of the Company, on the date of his or her election to the Board, will receive an option to purchase 20,000 shares of Common Stock at the fair market value on the date of grant. These options will generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. Each non-employee director who has served on the Board for at least six months on the date of each of the Company's regular annual meetings also receives an annual grant of an option to purchase 12,500 shares which shall become exercisable in full on the date of the regular annual meeting of stockholders following the date of grant. The Chairman of the Board of Directors also receives an annual grant of an option to purchase 20,000 shares (in lieu of the 12,500 shares which the other non-employee directors receive) which shall also become exercisable in full on the date of the regular annual meeting of stockholders following the date of grant. Of the shares available under the Stock Incentive Plan, no more than 30% in the aggregate are available for grant to non-employee directors. The Board of Directors may provide discretionary grants to non-employee directors. Under the Stock Incentive Plan, options to purchase a total of 462,500 shares of Common Stock have been granted to non-employee directors, with 82,500 shares of Common Stock granted in 2001.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors consists of Dr. Ingle, Mr. Latterell and Mr. Lyons, who are non-employee directors. The Stock Plan Committee of the Board of Directors also consists of Dr. Ingle, Mr. Latterell and Mr. Lyons.

CERTAIN TRANSACTIONS

        Dr. Douglas is the Director of Strategic Planning at the National Institutes of Health, Dale and Betty Bumpers Vaccine Research Center ("VRC"). Pursuant to a contract for the period November 2000 to December 2002, VRC is obligated to pay Vical approximately $1,123,000 for the production of HIV clinical trial supplies. Additionally, pursuant to a contract with VRC for the period February 2001 to November 2002, Vical is obligated to provide regulatory support services to VRC, and VRC is obligated to pay to Vical approximately $750,000.

        Dr. Douglas is on the board of directors of the International AIDS Vaccine Initiative ("IAVI"), a not-for-profit entity. Mr. Samant serves on the Project Management Subcommittee of IAVI. In 2002, the Company signed a contract with IAVI to provide clinical supplies. The initial term of this contract extends to December 31, 2002. Thereafter, the term shall be renewed automatically for successive one-year periods unless either party gives at least 90 days prior notice to terminate. As of March 31, 2002, IAVI had issued purchase orders to Vical totaling $300,000 for Vical to provide clinical supplies to IAVI. We currently are in discussions regarding additional potential purchase orders totaling approximately $600,000, however, there can be no assurance that these discussions will lead to a firm commitment.

        The Company believes that the foregoing transactions were in its best interests. It is our current policy that all transactions by the Company with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors and are on terms no less favorable to the Company than could be obtained from unaffiliated parties.

        See also "Executive Compensation" and "Employment Agreements."

8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 1, 2002, as to shares of our Common Stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our current officers under "Executive Compensation—Summary Compensation Table," (iv) one former executive officer and (v) all our current directors and executive officers as a group.

	Shares Beneficially Owned(1)	Percentage Beneficially Owned
Merrill Lynch & Co., Inc.(2) 4 World Financial Center, North Tower New York, NY 10080	1,080,570	5.38%
Vijay B. Samant(3)	106,250	*
David C. Kaslow(3).	0	*
Martha J. Demski(3)(4)	172,883	*
Jon A. Norman(3)	117,376	*
Alan E. Dow(3)	0	*
R. Gordon Douglas(3)	59,375	*
M. Blake Ingle(3)	65,000	*
Patrick F. Latterell(3)	116,701	*
Gary A. Lyons(3)	55,000	*
Robert C. Merton(3)	0	*
Deirdre Y. Gillespie(5)	117,289	*
All current directors and executive officers as a group (12 persons)(6)	692,585	3.34%

*
Less than 1%.

(1)
To our knowledge, except as indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)
Based on a Schedule 13G provided to us by Merrill Lynch & Co., Inc., ("ML&Co."), dated December 31, 2001. According to the Schedule 13G filing, ML&Co. has shared voting power with respect to 1,080,570 shares and is a parent holding company. The Schedule 13G states that Merrill Lynch Investment Managers, ("MLIM"), is an operating division of ML&Co.'s indirectly owned asset management subsidiaries, Fund Asset Management, L.P., Merrill Lynch Investment Managers, L.P. and QA Advisors, which hold shares of Vical's Common Stock.

(3)
The amounts shown include shares which may be acquired currently or within 60 days after March 1, 2002, through the exercise of stock options as follows: Mr. Samant, 106,250 shares; Dr. Kaslow, 0 shares; Ms. Demski, 90,001 shares; Dr. Norman, 117,376 shares; Dr. Dow, 0 shares; Dr. Douglas, 59,375 shares; Dr. Ingle, 65,000 shares; Mr. Latterell, 87,500 shares; Mr. Lyons, 55,000 shares; and Dr. Merton, 0 shares.

(4)
Includes 2,300 shares held in trust for the benefit of Ms. Demski's child.

(5)
Includes 117,829 shares which may be acquired currently or within 60 days after March 1, 2002, through the exercise of stock options.

(6)
Includes all shares referenced in notes (3) and (4) including 580,502 shares subject to stock options exercisable on March 1, 2002, or within 60 days thereafter.

EXECUTIVE COMPENSATION

         Summary Compensation Table

        The following table sets forth compensation for services rendered in all capacities to Vical Incorporated for the fiscal years ended December 31, 1999, 2000 and 2001, of (i) our current Chief Executive Officer, (ii) our four most highly compensated current executive officers whose total annual salary and bonus for fiscal year 2001 exceeded $100,000 (the "Named Officers") and (iii) one of Vical's former executive officers.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation($)		Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compensation($)
Vijay B. Samant President and Chief Executive Officer	2001 2000	330,000 -0 -	(1)	135,000 -0 -	— —		— —	— 300,000	88,733 —	(2)
David C. Kaslow Chief Scientific Officer	2001	57,852	(3)	75,000	625	(4)		125,000	84,863	(5)
Martha J. Demski Vice President, Chief Financial Officer, Secretary and Treasurer	2001 2000 1999	207,333 191,500 182,000	(6)	55,000 35,000 36,000	— — —		— — —	22,000 9,000 25,400	3,060 3,249 3,276	(7) (7) (7)
Jon A. Norman Vice President, Research	2001 2000 1999	207,375 197,500 188,000	(8)	24,000 29,000 29,000	— — —		— — —	20,000 — 28,400	3,060 3,285 3,384	(7) (7) (7)
Alan E. Dow Vice President and General Counsel	2001	125,468	(9)	34,500	—		—	80,000	156	(7)
Deirdre Y. Gillespie Former Chief Operating Officer(10)	2001 2000 1999	175,784 252,615 226,000		-0 - 60,000 48,000	30,266 31,892 33,500	(11) (11) (11)	— — —	27,000 39,000 31,400	115,644 3,616 4,068	(12) (7) (7)

(1)
Dr. Samant joined us effective November 28, 2000. Starting on January 1, 2002, Mr. Samant's annualized salary became $350,000.

(2)
Includes $3,060 in matching contributions by Vical under our 401(k) Plan, $39,960 in temporary housing and $45,713 in relocation reimbursements.

(3)
Dr. Kaslow joined us October 2001. Starting on January 1, 2002, Dr. Kaslow's annualized salary became $250,000.

(4)
In connection with Dr. Kaslow joining Vical in October 2001, we loaned him $300,000 interest free, which loan would be forgiven in equal installments over four years. This amount represents $625 of imputed interest income relating to this loan for the year ended December 31, 2001.

(5)
Includes $4,500 in housing differential, $39,725 in relocation reimbursements, $17,316 in temporary housing and $23,322 in tax reimbursements. Does not include a $173,000 loss the Company incurred in connection with the sale, by a relocation company, of Dr. Kaslow's former residence.

(6)
Starting on January 1, 2002, Ms. Demski's annualized salary became $235,000.

(7)
Represents matching contribution by Vical under our 401(k) Plan.

(8)
Starting on January 1, 2002, Dr. Norman's annualized salary became $216,000.

(9)
Dr. Dow joined us in June 2001. Starting on January 1, 2002, Dr. Dow's annualized salary became $235,000.

(10)
Dr. Gillespie served as Chief Operating Officer until June 2001.

(11)
In connection with Dr. Gillespie's joining Vical in March 1998, we loaned her $90,000 interest-free, which loan would be forgiven in equal installments over three years. The forgiven amount for 2001 includes $30,000 representing forgiveness of the last one-third of loan principal and $266 of imputed interest income relating to this loan for the year ended December 31, 2001. Forgiven amounts and imputed interest for 2000 were $30,000 and $1,892, respectively, and for 1999 were $30,000 and $3,500, respectively.

(12)
Includes $112,667 paid in 2001 of the aggregate of $135,200 to be paid to Dr. Gillespie as a result of the termination of her employment in June 2001, and $2,977 in matching contributions by Vical under our 401(k) Plan.

Stock Option Grants in 2001 Fiscal Year

        The following tables summarize option grants to, and exercises by, our Chief Executive Officer, the Named Officers and one former executive officer during fiscal 2001, and the value of such options held by each such person at the end of fiscal 2001.

Option Grants in 2001

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(4)
		% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(#)(1)(2)
Name			Exercise Price ($/Sh)(3)	Expiration Date(4)
						5%($)(5)	10%($)(5)
Vijay B. Samant	-0-	N/A	N/A	N/A		N/A	N/A
David C. Kaslow	125,000	24.02	10.00	10/07/11		785,846	1,991,332
Martha J. Demski	22,000	4.23	15.13	2/15/11		209,192	530,092
Jon A. Norman	20,000	3.84	15.13	2/15/11		190,175	481,902
Alan E. Dow	80,000	15.38	13.05	6/14/11		656,339	1,663,160
Deirdre Y. Gillespie	27,000	5.19	15.13	3/6/02	(6)	256,736	650,568

(1)
Options granted in 2001 vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. All such options vest in the event of a change in control of Vical.

(2)
Does not include options granted in February 2002 to certain of these officers as follows: Vijay B. Samant, 125,000 shares; David C. Kaslow, 20,000 shares; Martha J. Demski, 30,000 shares; Jon A. Norman, 10,000 shares; and Alan E. Dow, 10,000 shares.

(3)
The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(4)
The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(5)
The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Vical's estimate or projection of the future Common Stock price. The amounts reflected in this table may not necessarily be achieved.

(6)
In connection with Dr. Gillespie leaving Vical in June 2001, her option expiration dates were amended to March 6, 2002.

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year End Option Values

        The following table contains information relating to the exercise of options by our Chief Executive Officer, the Named Officers and one former executive officer during fiscal 2001.

Aggregated Option Exercises in 2001
and 2001 Year-End Option Values

			Number of Unexercised Securities Underlying Options at December 31, (#)		Value of Unexercised In-the-Money Options at December 31, ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Vijay B. Samant	—	—	81,250	218,750	—	—
David C. Kaslow	—	—	—	125,000	—	280,000
Martha J. Demski	—	—	80,413	43,337	15,484	—
Jon A. Norman	—	—	119,225	37,775	304,970	—
Alan E. Dow	—	—	—	80,000	—	—
Deirdre Y. Gillespie	—	—	117,289	—	—	—

(1)
Calculated on the basis of the fair market value of the underlying securities at December 31, 2001 ($12.24 per share), minus the exercise price.

Employment Agreements

        In 2001, we entered into an employment agreement with Alan E. Dow pursuant to which Dr. Dow joined us as Vice President and General Counsel. The agreement provides that Dr. Dow shall receive: (A) an annual salary of at least $230,000; (B) a performance-based annual cash bonus; and (C) a stock option to purchase 80,000 shares of our Common Stock (granted with an exercise price per share of $13.05) which option vests on a quarterly basis over four years, but is subject to one-year cliff vesting. The agreement does not have a fixed expiration date and may be terminated with or without "cause" (as defined in the agreement) and with or without notice by either party at any time, for any reason or no reason. If we terminate Dr. Dow during the first four years of his employment without "cause" or if Dr. Dow resigns for "good reason" (as defined in the agreement) within such time period, we will continue to pay Dr. Dow his base compensation for up to six months. If we terminate Dr. Dow's employment with "cause" or Dr. Dow resigns without "good reason," all compensation and benefits will cease immediately upon the last day of his employment.

        In 2001, we entered into an employment agreement with David C. Kaslow pursuant to which Dr. Kaslow joined us as Chief Scientific Officer. The agreement provides that Dr. Kaslow shall receive: (A) an annual salary of at least $250,000; (B) a performance bonus of up to 30% of his base compensation upon reaching performance targets; (C) a stock option to purchase 125,000 shares of our Common Stock (granted with an exercise price per share of $10.00), which option vests on a quarterly basis over four years, but is subject to one-year cliff vesting and (D) certain costs in connection with his relocation to the San Diego area, including a $300,000 loan to purchase a residence, which loan is forgivable over four years, and a relocation loan in the amount of $150,000 for a four year period, which relocation loan requires the payment of interest only until maturity. Pursuant to the terms of his employment agreement, these loans were made to Dr. Kaslow in October 2001 and January 2002, respectively. In addition to the above, Dr. Kaslow receives payments from Vical for housing differential costs of $1,500 per month for a period of 24 months beginning in October 2001. The agreement does not have a fixed expiration date and may be terminated with or without "cause" (as defined in the agreement) and with or without notice by either party at any time, for any reason or no reason. If we terminate Dr. Kaslow during the first four years of his employment without "cause" or if Dr. Kaslow resigns for "good reason" (as defined in the agreement) within such time period, we will continue to pay Dr. Kaslow his base compensation for up to twelve months. If we terminate Dr. Kaslow's employment with "cause" or Dr. Kaslow resigns without "good reason," all compensation and benefits will cease immediately upon the last day of his employment.

        In 2000, we entered into an employment agreement with Vijay B. Samant pursuant to which Mr. Samant joined us as President and Chief Executive Officer. The agreement, as amended in March 2002, provides that Mr. Samant shall receive: (A) an annual salary of at least $330,000; (B) a performance bonus of up to half of his base compensation upon reaching performance targets; (C) a stock option to purchase 300,000 shares of our Common Stock (granted with an exercise price per share of $16.625), which option vests monthly over four years; and (D) certain costs in connection with his relocation to the San Diego area, including a $500,000 loan to purchase a residence. The agreement does not have a fixed expiration date and may be terminated with or without "cause" (as defined in the agreement) and with or without notice by either party at any time, for any reason or no reason. If we terminate Mr. Samant's employment without "cause" or Mr. Samant resigns for "good reason" (as defined in the agreement), we will continue to pay Mr. Samant his base compensation for up to twelve months. If we terminate Mr. Samant's employment with "cause" or Mr. Samant resigns without "good reason," all compensation and benefits will cease immediately upon the last day of his employment.

        In 1992, we entered into an employment agreement with Jon A. Norman pursuant to which Dr. Norman joined us in January 1993 as Vice President, Research at an annual base salary of at least $130,000. In connection with the agreement, Dr. Norman received an option to purchase 80,000 shares of Common Stock (granted with an exercise price per share of $.32), which option vested over four years.

Pension and Long-Term Incentive Plans

        We have no pension or long-term incentive plans.

REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEES
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

COMMITTEE REPORT TO STOCKHOLDERS

        This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Introduction

        The Compensation and Stock Plan Committees of the Board of Directors of Vical Incorporated (the "Committees") are pleased to present their report on executive compensation. The report's objective is to assist stockholders in understanding the Committees' objectives and procedures in establishing the compensation of our executive officers and describes the basis on which compensation determinations for 2001 were made by the Committees. In making their determinations, the Committees have relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries, including companies included in the Nasdaq Pharmaceutical Stock Index used in our Stock Price Performance Graph set forth in this proxy statement, and recommendations of management.

Compensation Philosophy and Objectives

        The Committees believe that a well-designed compensation program for our executive officers should:

  Align the goals of the executive with the goals of the stockholder by creating and enhancing stockholder value through the accomplishment of strategic corporate objectives and by providing management with longer term incentives through equity ownership by management.

  Recognize individual initiative, effort, and achievement.

  Provide total compensation that enables us to compete with companies in the pharmaceutical and biotechnology industries, in order to attract and retain high-caliber candidates on a long-term basis.

  Align compensation with our short-term and long-term corporate objectives and strategy, focusing executive behavior on the fulfillment of those objectives.

Key Elements of Executive Compensation

        Because we are still in the process of developing our proprietary products and so have not yet brought any such products to market, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in the evaluation of executive officer performance. Therefore, executive officer compensation is based primarily on our achievement of certain business objectives, including the completion of financings, the achievement of product development milestones, the initiation and continuation of corporate collaborations, and the issuance of patents relating to our proprietary technology, as well as individual contribution and achievement of individual business objectives by each of such officers. Corporate and individual objectives are established at the beginning of each fiscal year. Performance by Vical Incorporated and our executive officers is measured by reviewing and determining if the corporate and individual objectives have been accomplished. Currently, our compensation structure for executive officers includes a combination of base salary, bonus and stock options.

        Base Salary and Bonus.    Cash compensation amounts are based primarily upon the competitive market for the executive officers' services determined through comparisons with companies of similar size and/or complexity in the pharmaceutical and biotechnology industries. Compensation of our officers is intended to fall at the median point of the range of compensation for officers of comparable companies. Such compensation is tailored to executive officers based on individual performance in the achievement of the individual's and Vical Incorporated's objectives. This performance is compared to these objectives annually.

        Long-Term Incentives.    Long-term incentives are provided by means of periodic grants of stock options. The Stock Incentive Plan is administered by our Stock Plan Committee, a committee of our non-employee directors. The Stock Plan Committee believes that by granting executive officers an opportunity to obtain and increase their personal ownership of our stock, the best interests of stockholders and executives will be more closely integrated. The options have exercise prices equal to fair market value on the date of grant, vest over a four-year period, and expire ten years from the date of grant. Vesting ceases should the executive leave our employ. These vesting provisions of the option plan serve to retain qualified employees, providing continuing benefits to us beyond those achieved in the year of grant. Therefore, executive officers, as well as all full-time employees, are eligible to receive stock options periodically at the discretion of the Committee. Consideration is given to the executive officer's performance against the accomplishment of corporate objectives, to comparisons with other biotechnology companies at similar stages of development, to the number of options previously granted to each executive officer and to the extent of vesting of options and/or restricted stock previously awarded to each executive officer. We target our awards to be at the median point of the range for awards made to executive officers of comparable companies.

2002 Executive Compensation

        The executive compensation for CEO and corporate officers for 2002 was determined on the basis of performance versus pre-set objectives for 2001. The corporate objectives for Vical were reviewed and approved by the Board of Directors in early 2001 and consisted of specific quantitative and time-based objectives in the areas of product development, basic research, business development, planning and infrastructure, intellectual property, human resources and financial performance.

CEO Compensation

        The annual salary of Vijay B. Samant, our President and Chief Executive Officer, was $330,000 at the end of fiscal year 2001, which is the same as his 2000 salary. Additionally, Mr. Samant was granted a bonus of $135,000 and did not receive any incentive stock options in 2001. Effective January 1, 2002 Mr. Samant's annual salary was increased to $350,000. In February 2002 Mr. Samant was granted options for 125,000 shares at an exercise price of $9.40 per share. See also "Employment Agreements." The Compensation Committee's approach to establishing Mr. Samant's compensation under his employment agreement was to be competitive with comparable companies and to have a significant portion of his compensation depend on the achievement of financial and non-financial performance criteria.

Miscellaneous

        Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and four other most highly compensated executive officers, unless certain criteria are satisfied. The Stock Incentive Plan qualifies for exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the Stock Incentive Plan.

        This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.

Compensation Committee	Stock Plan Committee
M. Blake Ingle	M. Blake Ingle
Patrick F. Latterell	Patrick F. Latterell
Gary A. Lyons	Gary A. Lyons

REPORT OF THE AUDIT COMMITTEE

COMMITTEE REPORT TO STOCKHOLDERS

        This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

        The Audit Committee of the Board of Directors of Vical Incorporated operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Robert C. Merton, Chairman of the Audit Committee, R. Gordon Douglas, and M. Blake Ingle. All of the members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing requirements. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Vical Incorporated.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and Vical Incorporated that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

        The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent accountants' examination of the financial statements.

        Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that Vical include the audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the termination of the engagement of Arthur Andersen LLP as the Company's independent auditors.

Robert C. Merton R. Gordon Douglas M. Blake Ingle

Change in Independent Public Accountants

        On April 16, 2002, the Company, on the recommendation of the Audit Committee of the Board of Directors, terminated the engagement of Arthur Andersen LLP ("Arthur Andersen") as Vical's independent public accountants. Arthur Andersen had audited Vical's financial statements since 1991, beginning with fiscal year end 1990.

        The reports of Arthur Andersen on Vical's consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000 and through the date of this proxy statement, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Vical's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K.

        By the date of the Annual Meeting, the Company intends to engage an independent public accounting firm for the fiscal year ending December 31, 2002. The Company would expect representatives of such firm to attend the Annual Meeting, to have the opportunity to make any comments they may desire, and to be available to answer appropriate questions from stockholders. The Company does not expect representatives of Arthur Andersen to attend the Annual Meeting.

Fees of Former Principal Accounting Firm

        The following table sets forth the aggregate fees billed to Vical Incorporated for the fiscal year ended December 31, 2001, by our former principal accounting firm, Arthur Andersen.

Audit Fees	$49,500	(a)
All Other Fees:
Audit-Related Fees	$21,000	(b)
Other Fees	$9,550	(c)

Total All Other Fees:	$30,550	(d)

(a)
Includes audit fees for the audit of the financial statements of Vical Inc.

(b)
Includes fees for the audit of the Company's 401(k) Savings Plan and audit of compliance with OMB A-133 Circular.

(c)
Includes fees for tax-related services but does not include any financial information systems design and implementation services.

(d)
The Audit Committee has considered whether the provision of these services was compatible with maintaining the principal accountants' independence.

STOCK PRICE PERFORMANCE GRAPH

        The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of our Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index").1 The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our Common Stock.

1
The Nasdaq Pharmaceutical Index includes all companies listed on the Nasdaq Stock Market under the SIC Code 283.

	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01
Vical Incorporated	$100.00	$72.73	$85.99	$181.44	$112.12	$74.18
Nasdaq Composite	100.00	122.07	169.07	315.19	190.19	149.94
Nasdaq Pharmaceutical	100.00	103.05	130.81	246.64	307.65	262.17

        Assumes a $100 investment on December 31, 1996, in each of our Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

PROPOSAL 2

AMENDMENT OF THE STOCK INCENTIVE PLAN

        The Stock Incentive Plan of Vical Incorporated was adopted by the Company's Board of Directors in October 1992, and the most recent amendment and restatement approved by the Company's stockholders was effective as of May 30, 2001. This proposed amendment of the Stock Incentive Plan will be effective as of May 24, 2002, if approved by the Company's stockholders at the Annual Meeting.

Summary of Amendments

        The amendment to the Stock Incentive Plan approved by the Board of Directors and submitted for stockholder approval would increase the number of shares of Common Stock reserved for issuance under the Stock Incentive Plan by 500,000 shares.

Description of Amended Stock Incentive Plan

        The following description of the Stock Incentive Plan is a summary only. It is subject to, and qualified in its entirety by, the full text of the Stock Incentive Plan, substantially in the form in which it will take effect if Proposal 2 is approved by the stockholders. Any stockholder who wishes to review the text of the Stock Incentive Plan can obtain a copy by writing to the Company, Attention: Investor Relations.

Purpose

        The purpose of the Stock Incentive Plan is to offer employees and non-employee directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code ("Code").

Administration

        The Stock Incentive Plan is administered by a committee of the Board (the "Stock Plan Committee") consisting exclusively of non-employee directors of the Company, who are appointed by the Board. The Board may act on its own behalf with respect to non-employee directors and may also appoint one or more separate committees consisting of one or more officers of the Company, who need not be directors of the Company and who need not satisfy the foregoing requirements, who may administer the Plan with respect to employees who are not "covered employees" under Section 162(m)(3) of the Code and who are not required to report pursuant to Section 16(a) of the Securities Exchange Act of 1934. Subject to the limitations set forth in the Stock Incentive Plan, the Stock Plan Committee has discretion to determine to whom options will be granted, the type, number and vesting requirements of the shares to be granted, and to interpret the Stock Incentive Plan and adopt rules thereunder and to make all other decisions relating to the operation of the Stock Incentive Plan.

Eligibility and Shares Subject to the Stock Incentive Plan

        Under the Stock Incentive Plan, 4,700,000 shares of Common Stock have been reserved for issuance (including 500,000 shares of which are subject to stockholder approval at the Annual Meeting) either by direct award or sale or upon exercise of options granted to employees (including officers and directors who are also employees), non-employee directors and their affiliates, and consultants and advisors of the Company who are not directors. The Stock Incentive Plan provides for the grant of both ISOs intended to qualify as such under section 422 of the Code, and NSOs. ISOs may be granted only to common-law employees of the Company or a subsidiary. NSOs may be granted to employees, non-employee directors, or affiliates of such non-employee directors, and consultants and advisors of the Company who are not directors.

        The Stock Incentive Plan provides that options granted to any optionee in a single calendar year may not cover more than 300,000 shares. In addition, of the shares available under the Stock Incentive Plan, no more than 30% in the aggregate are available for grant to non-employee directors. If any options granted under the Stock Incentive Plan expire or are canceled without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for grant under the Stock Incentive Plan. If shares issued under the Stock Incentive Plan are forfeited, they also become available for new grants.

        As of March 1, 2002, there were 154 employees, 5 non-employee directors and 7 consultants eligible to participate in the Stock Incentive Plan. As of March 1, 2002, the Company's Chief Executive Officer, each of the Named Officers, one former executive officer, all current executive officers of the Company as a group, all directors who are not executive officers as a group, each nominee for election as a director, all current employees of the Company as a group (excluding all current executive officers), and all consultants of the Company as a group had received options to purchase shares of the Company's Common Stock under the Stock Incentive Plan as follows: Vijay B. Samant, President and Chief Executive Officer and nominee for director, 425,000 shares; David C. Kaslow, Chief Scientific Officer, 145,000 shares; Martha J. Demski, Vice President, Chief Financial Officer, Secretary and Treasurer, 187,000 shares; Jon A. Norman, Vice President, Research, 227,000 shares; Alan E. Dow, Vice President and General Counsel, 90,000 shares; Deirdre Y. Gillespie, former Executive Vice President and Chief Operating Officer, 219,000 shares; all current executive officers of the Company as a group, 1,224,000 shares; all current directors who are not executive officers as a group, 287,500 shares; Robert C. Merton, nominee for director, 20,000 shares; all current employees of the Company as a group (excluding all current executive officers) 1,413,025 shares; and all consultants of the Company as a group, 155,000 shares. As of March 1, 2002, options to purchase an aggregate of 3,098,067 shares of Common Stock at an average exercise price of $15.95 per share were outstanding under the Stock Incentive Plan. To date, all stock options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. As of March 1, 2002, no shares of Common Stock have been issued for direct sale under the Stock Incentive Plan. As of March 1, 2002, a total of 964,453 shares of Common Stock (including 500,000 shares of which are subject to stockholder approval at the Annual Meeting) are available for future options, grants or direct sales under the Stock Incentive Plan. On March 1, 2002, the closing price for the Company's Common Stock on the Nasdaq National Market was $8.40.

        The allocation of the additional shares of stock which the stockholders are being asked to approve hereby has not been determined. Pursuant to the terms of the Stock Incentive Plan, the Stock Plan Committee will determine the number of options (and any other awards) to be allocated to employees and non-employee directors under the Stock Incentive Plan in the future, and such allocations may only be made in accordance with the provisions of the Stock Incentive Plan as described herein.

Terms of Options

        Stock options granted pursuant to the Stock Incentive Plan will vest at the time or times determined by the Stock Plan Committee and must be exercised by the optionee within a term determined by the Committee. The maximum term of each option granted under the Stock Incentive Plan is 10 years (5 years in the case of an ISO granted to a 10% stockholder).

        The exercise price of ISOs and NSOs must not be less than 100% of the fair market value of the Common Stock on the date of the grant (110% in the case of an ISO grant to a 10% stockholder). Under the Stock Incentive Plan, the exercise price is payable in cash or Common Stock or by full-

recourse promissory note. The Stock Incentive Plan also permits an optionee to pay the exercise price of an option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee's shares and deliver all or a part of the sale proceeds to the Company in payment of all or part of the exercise price and any withholding taxes or by delivery of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

Terms of Shares Offered for Sale

        The terms of any sale of shares of Common Stock under the Stock Incentive Plan will be set forth in a Common Stock purchase agreement to be entered into between the Company and each purchaser. The terms of the stock purchase agreements entered into under the Stock Incentive Plan need not be identical, and the Stock Plan Committee determines all terms and conditions of each such agreement, consistent with the Stock Incentive Plan. The purchase price for shares sold under the Stock Incentive Plan may not be less than the par value of such shares. The purchase price may be paid, at the Stock Plan Committee's discretion, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares may also be awarded under the Stock Incentive Plan in consideration of services rendered prior to the award, without a cash payment by the recipient.

        Any shares sold under the Stock Incentive Plan would vest upon satisfaction of the conditions specified in the stock purchase agreement. Vesting conditions are determined by the Stock Plan Committee and may be based on the recipient's service, individual performance, the Company's performance or such other criteria as the Stock Plan Committee may adopt. Shares may be subject to repurchase by the Company at their original purchase price in the event that any applicable vesting conditions are not satisfied. Shares sold under the Stock Incentive Plan will be subject to restrictions on resale or transfer until they have vested. Any right to acquire shares under the Stock Incentive Plan (other than an option) will automatically expire if not exercised within 30 days after the grant of such right was communicated by the Stock Plan Committee. A holder of shares sold under the Stock Incentive Plan has the same voting, dividend and other rights as the Company's other stockholders.

Duration, Amendment and Termination

        The Board of Directors may amend, suspend or terminate the Stock Incentive Plan at any time, except that any such amendment, suspension or termination shall not affect any option previously granted. Any amendment of the Stock Incentive Plan is subject to approval of the Company's stockholders only to the extent required by applicable law. Unless sooner terminated by the Board of Directors, the Stock Incentive Plan will terminate on May 23, 2012, and no further options may be granted or stock sold pursuant to such plan following the termination date.

Effect of Certain Corporate Events

        Outstanding awards under the Stock Incentive Plan provide for the automatic vesting of employee stock options and (in the case of Common Stock purchase agreements) the automatic termination of the Company's right of repurchase upon a change of control. Future employee stock option agreements and common stock purchase agreements entered into pursuant to the Stock Incentive Plan will contain similar provisions, unless otherwise determined by the Stock Plan Committee.

        For purposes of the Stock Incentive Plan, the term "change in control" means either of the following events: (1) a change in the composition of the Board of Directors after which fewer than one-half of the incumbent directors either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board of Directors with the approval of a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or (2) any person becomes, by acquisition or aggregation of securities, the beneficial owner of securities representing 50% or more of the combined voting power of the Company's then outstanding securities. A change in the relative beneficial ownership under (2) above by reason of a reduction in the number of outstanding securities of the Company will be disregarded.

        In the event of a subdivision of the outstanding Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in Common Stock or in a form other than Common Stock in an amount that has a material effect on the price of the shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Stock Plan Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the Stock Incentive Plan, as appropriate.

        In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised or settled, in all cases without the optionee's consent.

Federal Income Tax Consequences of Options Under the Stock Incentive Plan

        Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Stock Incentive Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

        The Board of Directors of the Company recommends a vote FOR the approval of the Company's amendment to the Amended and Restated Stock Incentive Plan.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         If a stockholder wishes to have a stockholder proposal considered at our 2003 Annual Meeting, the stockholder must have given timely notice of the proposal in writing to the our corporate Secretary. To be timely, a stockholder's notice of the proposal must be delivered to or mailed and received at our executive offices not less than 50 days nor more than 75 days prior to the date of our 2003 Annual Meeting. However, if less than 65 days notice (including notice by prior public disclosure) of the 2003 Annual Meeting date is provided to stockholders, notice of a stockholder proposal will be timely if it is received no later than the close of business on the 15th day following the date on which the notice of the 2003 Annual Meeting date was mailed or public disclosure of such date was made.

        Proposals of our stockholders that are intended by a stockholder to be included in our proxy statement and form of proxy for the 2003 Annual Meeting must be received by our corporate Secretary no later than January 3, 2003.

OTHER MATTERS

        We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our Common Stock are required to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to identify in this Proxy Statement those persons who failed to file timely these reports.

        All of the filing requirements were timely satisfied. In making this disclosure, we have relied solely on written representations of our directors and executive officers and copies of the reports that have been filed with the Securities and Exchange Commission.

        Whether you intend to be present at the Annual Meeting or not, we urge you to vote in accordance with your voting instructions promptly.

By order of the Board of Directors
/s/ MARTHA J. DEMSKI
Martha J. Demski Vice President, Chief Financial Officer, Secretary and Treasurer
San Diego, California May 3, 2002

VICAL INCORPORATED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING ON MAY 24, 2002

        The undersigned stockholder of Vical Incorporated (the "Company") acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated May 3, 2002, and the undersigned revokes all prior proxies and appoints Vijay B. Samant and Martha J. Demski, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, at 9:00 a.m. Pacific Time on May 24, 2002, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

  1.
  ELECTION OF DIRECTORS:

  ☐ FOR each of the nominees listed below (except as marked to the contrary below)

  ☐ WITHHOLD AUTHORITY to vote for the nominees for Class I director listed below

  Vijay B. Samant and Robert C. Merton, Ph.D.

  (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

  2.
  TO APPROVE THE AMENDMENT OF THE COMPANY'S STOCK INCENTIVE PLAN:
☐ FOR	☐ AGAINST	☐ ABSTAIN
  3.
  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

VICAL INCORPORATED BOARD OF DIRECTORS PROXY Annual Meeting of Stockholders May 24, 2002
Dated this day of , 2002
(Signature of Stockholder)
(Signature of Stockholder)
Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

Please Mark, Sign, Date and Mail This Proxy Card Promptly, Using the Enclosed Envelope.

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INFORMATION CONCERNING SOLICITATION AND VOTING
IMPORTANT
PROPOSAL 1 ELECTION OF DIRECTORS
CERTAIN TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEES OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMMITTEE REPORT TO STOCKHOLDERS
REPORT OF THE AUDIT COMMITTEE COMMITTEE REPORT TO STOCKHOLDERS
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL 2 AMENDMENT OF THE STOCK INCENTIVE PLAN
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
VICAL INCORPORATED PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING ON MAY 24, 2002